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                                    EXHIBIT 11

             NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                For the Three Months Ended June 30, 1996 and 1995
                                   (Unaudited)
                       (In Thousands Except Per Share Data)



                                                         1996         1995


   Earnings applicable to common shares:

      Earnings from continuing operations          $      11,840        8,894
      Losses from discontinued operations                    -         (1,484)

      Net earnings                                 $      11,840        7,410


   Weighted average common shares outstanding              3,491        3,488


   Primary and fully diluted earnings
   per common share:

      Earnings from continuing operations          $        3.40         2.54
      Losses from discontinued operations                    -          (0.42)

      Net earnings                                 $        3.40         2.12


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



                                    EXHIBIT 11

             NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                 For the Six Months Ended June 30, 1996 and 1995
                                   (Unaudited)
                       (In Thousands Except Per Share Data)



                                                         1996         1995


   Earnings applicable to common shares:

      Earnings from continuing operations          $      20,584       15,951
      Losses from discontinued operations                    -         (3,217)

      Net earnings                                 $      20,584       12,734


   Weighted average common shares outstanding              3,491        3,488

   Primary and fully diluted earnings
   per common share:

      Earnings from continuing operations          $        5.90         4.57
      Losses from discontinued operations                    -          (0.92)

      Net earnings                                 $        5.90         3.65

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